Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Navigant International, Inc. of our report dated March 1, 2004 relating to the December 28, 2003 financial statements of Northwestern Travel Service, LP appearing in this Current Report on Form 8-K/A of Navigant International, Inc;

Registration Statements on Form S-3 (File Numbers 333-64668, 333-107469, 333-110834, 333-112347 and 333-113625)

Registration Statements on Form S-8 (File Numbers 333-77509 and 333-79605)

/s/ McGLADREY & PULLEN, LLP

Minneapolis, Minnesota

August 16, 2004